Exhibit 10.1

ALKERMES PLC

This Deed of Indemnification (“Deed”) is made as of                       20___ by and between Alkermes plc, a public limited company incorporated in Ireland (registered number 498284) having its registered office at Connaught House, 1 Burlington Road, Dublin 4, Ireland D04 C5Y6 (the “Company”) and                      ( “Indemnitee”).

RECITALS

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company, any of its subsidiaries (each, a “Subsidiary” and together its “Subsidiaries”), and/or any Enterprise (as defined below);

WHEREAS, in order to induce Indemnitee to continue to provide services to the Company, its Subsidiaries, and/or any Enterprise, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the Maximum Extent Permitted by Law;

WHEREAS, the articles of association of the Company (the “Articles”) provide that the indemnification provided therein shall not be exclusive and thereby contemplate that agreements may be made with members of the board of directors, secretaries, officers, executives and other persons with respect to indemnification;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining highly qualified persons such as Indemnitee is detrimental to the best interests of the Company’s shareholders and that the Company should act to assure Indemnitee that there will be increased certainty of such protection in the future;

WHEREAS, because Indemnitee will make important decisions affecting the Company, including with respect to major corporate transactions and reorganizations as well as decisions affecting its Subsidiaries and/or any Enterprises in which the Company has an important interest, the Board has determined that it is in the best interests of the Company to ensure that Indemnitee obtain indemnification and expense advancement in connection with his or her service to the Company; and

WHEREAS, this Deed is a supplement to and in furtherance of the indemnification provided in the Articles or other governing documents of the Company and/or its Subsidiaries and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company, any of its Subsidiaries, and/or any Enterprise.  Indemnitee agrees to serve as a director, secretary, and/or officer of the Company, any of its Subsidiaries, and/or any Enterprise. Indemnitee may at any time and for any reason resign from such position(s) (subject to any other contractual obligation or any obligation imposed by law), in which event the Company and/or any of its Subsidiaries shall have no obligation under this Deed to continue Indemnitee in such position. This Deed shall not be deemed an employment contract between the Company (or any of its Subsidiaries or any Enterprise) and Indemnitee. The foregoing notwithstanding, this Deed shall continue in force after Indemnitee has ceased to serve in such capacity at the Company, any of its Subsidiaries, and/or any Enterprise, as the case may be.

Section 2.  Definitions.

As used in this Deed:

(a)“Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or any of its Subsidiaries, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election to the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger, scheme of arrangement or consolidation of the Company with any other corporation, other than a merger, scheme of arrangement or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger, scheme of arrangement or consolidation, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the assets of the Company, except in the event of a sale of assets to an entity in which more than 50% of the Voting Securities of such entity is owned by shareholders of the Company in substantially the same proportion as their ownership of Voting Securities immediately prior to the sale.

(b)“Corporate Status” describes the status of a person as a current or former Representative of the Company, any of its Subsidiaries, or of any other Enterprise which such person is or was serving at the request of the Company or any of its Subsidiaries.

(c)“Enforcement Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with an action to enforce indemnification or advancement rights, or an appeal from such action, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(d)“Enterprise” shall mean any domestic or foreign, for-profit or not-for-profit, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other legal entity, in each case other than the Company or any of its Subsidiaries, of which Indemnitee is or was serving as a Representative at the request of the Company or any of its Subsidiaries.

(e)“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f)“Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Deed, related to the fact that Indemnitee is or was a director,  secretary, and/or officer of the Company or any of its Subsidiaries, or is or was serving at the request of such entity as a director, officer, secretary, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other Enterprise, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, secretary, employee, trustee, agent, or fiduciary or in any other capacity while serving as a director, officer, secretary, employee, trustee, agent, or fiduciary.

(g)“Independent Counsel” shall mean a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of Irish law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company, any of its Subsidiaries, any Enterprise or Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Deed), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company, any of its Subsidiaries or Indemnitee in an action to determine Indemnitee’s rights under this Deed. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Deed or its engagement pursuant hereto.

(h)“Maximum Extent Permitted by Law” shall include, but not be limited to: (i) the maximum extent permitted by the provisions of Irish law and/or the Articles or other governing documents of the Company and any of its Subsidiaries that authorize, permit or contemplate indemnification by agreement, court action or the corresponding provision of any amendment to or replacement of such provisions; and (ii) to the maximum extent authorized or permitted by any amendments to or replacements of Irish law and/or the Articles or other governing documents of the Company and any of its Subsidiaries adopted after the date of this Deed that either increase or decrease the extent to which a company may indemnify its directors, secretaries, officers and executives. The Company agrees to take all reasonable actions to facilitate any application by Indemnitee under section 233 of the Irish Companies Act 2014 (as amended) (the “Companies Act”), including any successor provision, including without limitation the payment of any costs or expenses incurred by Indemnitee in making such application.

(i)“Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company, any of its Subsidiaries, an Enterprise or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, secretary, or officer of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as Representative of any Enterprise or by reason of any action taken by him or her or of any action taken on his or her part while acting as director, secretary, or officer of the Company or any of its Subsidiaries or while serving at the request of the Company or any of its Subsidiaries as a Representative of any Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Deed;  provided, however, that the term “Proceeding” shall not include any action, suit or arbitration, or part thereof, initiated by Indemnitee to enforce Indemnitee’s rights under this Deed as provided for in Section 11(e) of this Deed.

(j)“Representative” shall mean a person occupying the position or discharging the functions of a director, officer, employee, fiduciary, trustee or agent thereof, regardless of the name or title by which the person may be designated. The term does not imply that a director, secretary, and/or officer, as such, is an agent of a corporation.

(k)“Voting Securities” shall mean any securities of the Company which vote generally in the election of directors.

Section 3.  Indemnity. Notwithstanding any other provisions of this Deed and except as provided in Section 6, to the Maximum Extent Permitted by Law, the Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 in the event the Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding relating in whole or in part to an Indemnifiable Event.  Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, fines, liabilities, losses, damages and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, any of its Subsidiaries, or an Enterprise, as applicable, and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful;  provided, however, that the Company has no obligation to indemnify the Indemnitee for amounts paid in settlement without the Company’s prior written consent.

Section 4.  Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provisions of this Deed and except as provided in Section 6, to the extent that Indemnitee is a party to or a participant in any Proceeding or defense of any claim, issue or matter therein, relating in whole or in part to an Indemnifiable Event, and Indemnitee is successful, on the merits or otherwise, then the Company shall indemnify Indemnitee, to the Maximum Extent Permitted by Law, against all Expenses actually and reasonably incurred by him or her in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee, to the Maximum Extent Permitted by Law, against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5.  Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Deed, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, to the Maximum Extent Permitted by Law, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 6.  Exclusions.  Notwithstanding any provision in this Deed to the contrary, the Company shall not be obligated under this Deed:

(a)           to make any indemnity for, or advancement of, amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such amounts under any insurance policy, contract, agreement or otherwise, except with respect to any excess beyond the amount paid under any such insurance policy, contract, agreement or other indemnity provision;

(b)           to make any indemnity for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company, any of its Subsidiaries, or any Enterprise within the meaning of Section 16(b) of the Exchange Act or similar provisions of applicable statutory law or common law;

(c)           to make any indemnity or advancement hereunder in connection with any Proceeding made on account of Indemnitee’s conduct which is determined by final judgment or other final adjudication to have constituted a breach of Indemnitee’s duty of loyalty or other fiduciary duty to the Company, any of its Subsidiaries, an Enterprise or their respective stockholders or an act or omission not in good faith or which involved intentional misconduct or a knowing violation of the law;

(d)           to make any indemnity or advancement in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company, any of its Subsidiaries, an Enterprise, or any director, officer, employee or other indemnitee of the Company, any of its Subsidiaries or an Enterprise, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) such Proceeding (or any part of any Proceeding) is initiated after a Change of Control has occurred after the date of this Deed or (iv) such Proceeding (or any part of any Proceeding) is brought to establish or enforce a right to indemnification under this Deed or any other law, statute or rule; or

(e)           to make any indemnity or advancement that is expressly prohibited by applicable law (including, with respect to any director or secretary, in respect of any liability expressly prohibited from being indemnified pursuant to section 235 of the Companies Act (including any successor provisions)), but (i) in no way limiting any rights under sections 233 and 234 of the Companies Act (including any successor provisions) or (ii) to the extent any such limitations or prescriptions are amended or determined by a court of competent jurisdiction to be void or inapplicable, or relief to the contrary is granted, then the Indemnitee shall receive the greatest rights then available under law.

Indemnitee acknowledges and agrees that to the extent Indemnitee has rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of an Enterprise, such Enterprise shall be the indemnitor of first resort (i.e., such Enterprise’s obligations to Indemnitee are primary and any obligation of the Company to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary).

Section 7.  Advances of Expenses.  The Company shall advance, to the Maximum Extent Permitted by Law, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Deed.  Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Deed which shall constitute an undertaking providing that Indemnitee undertakes to the maximum extent required by law to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company.  The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein.  Nothing in this Section 7 shall limit Indemnitee’s right to advancement pursuant to Section 11(e) of this Deed.

Section 8.  Procedure for Notification and Defense of Claim.

(a)           To obtain indemnification under this Deed, Indemnitee shall submit to the Company a written request therefor and, if Indemnitee so chooses pursuant to Section 9 of this Deed, such written request shall also include a request for Indemnitee to have the right to indemnification determined by Independent Counsel.

(b)           The Company will be entitled to participate in the Proceeding at its own expense.

Section 9.  Procedure Upon Application for Indemnification.

(a)           Upon written request by Indemnitee for indemnification pursuant to Section 8(a), a determination, if such determination is required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) by Independent Counsel in a written opinion to the Board if Indemnitee so requests in such written request for indemnification pursuant to Section 8(a), or (ii) by the Company in accordance with applicable law if Indemnitee does not so request such determination be made by Independent Counsel.  In the case that such determination is made by Independent Counsel, a copy of Independent Counsel’s written opinion shall be delivered to Indemnitee and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.  Indemnitee shall cooperate with the Independent Counsel or the Company, as applicable, making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel or the Company, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel or the Company shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b)           In the event that Indemnitee exercises his or her right to have his or her entitlement to indemnification determined by Independent Counsel pursuant to clause (i) of Section 9(a), the Independent Counsel shall be selected by Indemnitee and notification shall be provided to the Company in writing.  The Company may, within ten (10) days after written notice of such selection, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Deed, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification and Independent Counsel pursuant to Sections 8(a) and 9(a)(i) hereof, respectively, and (ii) the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected without objection,

Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate.   The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(a) hereof.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11(a) of this Deed, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 10.  Presumptions and Effect of Certain Proceedings.

(a)           In making a determination with respect to entitlement to indemnification hereunder, it shall be presumed that Indemnitee is entitled to indemnification under this Deed if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Deed, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption. Neither (i) the failure of the Company or of Independent Counsel to have made a determination prior to the commencement of any action pursuant to this Deed that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company or by Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)           The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Deed) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, any of its Subsidiaries, or an Enterprise, as applicable, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c)           The knowledge and/or actions, or failure to act, of any Representative of the Company, any of its Subsidiaries or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Deed.

Section 11.  Remedies of Indemnitee.

(a)           Subject to Section 11(f), in the event that (i) a determination is made pursuant to Section 9 of this Deed that Indemnitee is not entitled to indemnification under this Deed, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Deed, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(a) of this Deed within sixty (60) days after receipt by the Company of the request for indemnification that does not include a request for Independent Counsel, (iv) payment of indemnification is not made pursuant to Sections 4 or 5 or the last sentence of Section 9(a) of this Deed within ten (10) days after receipt by the Company of a written request therefor or (v) payment of indemnification pursuant to Section 3 of this Deed is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of his or her entitlement to such indemnification or advancement. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred and eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a); provided, however, that the foregoing time limitation shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 4 of this Deed. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)           In the event that a determination shall have been made pursuant to Section 9(a) of this Deed that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 11, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c)           If a determination shall have been made pursuant to Section 9(a) of this Deed that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)           The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Deed are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Deed.

(e)           The Company shall indemnify Indemnitee against any and all Enforcement Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the Maximum Extent Permitted by Law, such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company under this Deed or under any liability insurance policies maintained by the Company or any of its Subsidiaries for coverage of any Representatives of the Company or any of its Subsidiaries, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be, in the suit for which indemnification or advancement is being sought.

(f)           Notwithstanding anything in this Deed to the contrary, no determination as to entitlement to indemnification under this Deed shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

Section 12.  Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)           The rights of indemnification and to receive advancement as provided by this Deed shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s memorandum of association (the “Memorandum”), the Articles, any bylaws or other governing documents of any of the Company’s Subsidiaries or any Enterprise, any agreement, a vote of shareholders or a resolution of directors, or otherwise and rights of the Indemnitee under this Deed shall supplement and be in furtherance of any other such rights.  No amendment, alteration or repeal of this Deed or of any provision hereof shall limit or restrict any right of Indemnitee under this Deed in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Irish law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Memorandum, the Articles, any other governing documents of the Company or any of its Subsidiaries and this Deed, it is the intent of the parties hereto that Indemnitee shall enjoy by this Deed the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)           To the extent that the Company or any of its Subsidiaries maintain an insurance policy or policies providing liability insurance for Representatives of the Company, of any of its Subsidiaries or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such Representative under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company or any of its Subsidiaries have liability insurance in effect covering Representatives of the Company or any of its Subsidiaries, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)           In the event of any payment under this Deed, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 13.  Duration of Deed.  This Deed shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a Representative of the Company, any of its Subsidiaries, and/or an Enterprise, as the case may be, or (b) one (1) year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Deed relating thereto.

Section 14. Successors and Assigns.  This Deed shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, division or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Deed in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 15.  Severability.  If any provision or provisions of this Deed shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Deed (including without limitation, each portion of any section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the Maximum Extent Permitted by Law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Deed (including, without limitation, each portion of any section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 16.  Enforcement.

(a)           The Company expressly confirms and agrees that it has entered into this Deed and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, secretary, and/or officer of the Company, any of its Subsidiaries, and/or any other Enterprise, and the Company acknowledges that Indemnitee is relying upon this Deed in serving as a director, secretary, and/or officer of the Company, any of its Subsidiaries, and/or any other Enterprise.

(b)           This Deed constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Deed is a supplement to and in furtherance of the Memorandum, the Articles, any other governing documents of the Company and/or any of its Subsidiaries and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 17.  Modification and Waiver.  No supplement, modification or amendment, or waiver of any provision, of this Deed shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Deed shall be deemed or shall constitute a waiver of any other provisions of this Deed nor shall any waiver constitute a continuing waiver.

Section 18.  Notice by Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement as provided hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Deed or otherwise.

Section 19.  Notices.  All notices, requests, demands and other communications under this Deed shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a)	If to Indemnitee, at such address as Indemnitee shall provide to the Company.

(b)	If to the Company to:

Secretary
Alkermes plc
Connaught House
1 Burlington Road
Dublin 4
Ireland D04-C5Y6
(f) + 353 1 772 8000

or to any other address as may have been furnished to Indemnitee by the Company.

Section 20.  Contribution.  To the Maximum Extent Permitted by Law, if the indemnification provided for in this Deed is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and/or any of its Subsidiaries and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company and/or any of its Subsidiaries (and its or their Representatives) and Indemnitee in connection with such event(s) and/or transactions.

Section 21.  Applicable Law and Consent to Jurisdiction. This Deed and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of Ireland, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 11(a) of this Deed, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Deed shall be brought only in the Courts of Ireland and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Courts of Ireland for purposes of any action or proceeding arising out of or in connection with this Deed, (iii) waive any objection to the laying of venue of any such action or proceeding in the Courts of Ireland, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Courts of Ireland has been brought in an improper or inconvenient forum.

Section 22.  Identical Counterparts.  This Deed may be executed in one or more counterparts (including by facsimile or .pdf), each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Deed. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Deed.

Section 23.  Miscellaneous.  The headings of the sections of this Deed are inserted for convenience only and shall not be deemed to constitute part of this Deed or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Deed to be signed and delivered as of the day and year first above written.

ALKERMES PLC

SIGNED AND DELIVERED for and on behalf
of and as the deed of ALKERMES PUBLIC LIMITED COMPANY
by its lawfully appointed attorney
* , acting pursuant
to a Power of Attorney dated :

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

INDEMNITEE

SIGNED AND DELIVERED as a deed
by *
in the presence of:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

Current Indemnitee Address/Phone

*Print Name

[Signature Page – Alkermes plc]